POWER OF ATTORNEY

THE STATE OF TEXAS (
         (  KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF HARRIS (

 The undersigned hereby constitutes and appoints William T. Whamond,
James L. Simmons and or Randy D. Rinicella the undersigneds true and lawful attorney-in-fact and agent to:

(1) execute for and on behalf of the undersigned, in the
undersigneds capacity as an officer and/or director of HCC Insurance
Holdings, Inc. (the Company), Forms 3, 4 and 5 and timely file such forms with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such attorney-in-facts discretion.

 The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or resubstitution, hereby ratifying and confirming all that such substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934, as amended.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-
fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 11th day of November, 2009.

       /s/

          Craig J. Kelbel

THE STATE OF TEXAS (
   (
COUNTY OF HARRIS (

 BEFORE ME, the undersigned authority, on this day personally appeared CRAIG J. KELBEL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

 GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 11th day of November,
2009.

      /s/ Debra M. Green

     Notary Public, State of Texas
     Notarys printed name:  Debra M. Green
     Commission Expires:  March 9, 2011